Exhibit 23(j)(i) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K









               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Independent Auditor" and to the use of our report dated March 15, 1999, in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A Number 33-55034) and the related Prospectus of Money Market Obligations Trust II, dated March 31, 1999.



By:   ERNST & YOUNG LLP
      Ernst & Young LLP
Boston, Massachusetts
March 29, 1999